Exhibit 99.1

Bausch + Lomb Completes Acquisition of XIIDRA®

Poised for Significant Growth in Prescription Dry Eye Segment

VAUGHAN, Ontario, Sept. 29, 2023 – Bausch + Lomb Corporation (NYSE/TSX: BLCO), a leading global eye health company dedicated to helping people see better to live better, today announced it has completed its acquisition of XIIDRA (lifitegrast ophthalmic solution) 5%, a non-steroid eye drop specifically approved to treat the signs and symptoms of dry eye disease (DED) focusing on inflammation associated with dry eye, and certain other ophthalmology assets.

In addition to XIIDRA, Bausch + Lomb’s dry eye offering includes eye and contact lens drops from the company’s consumer brand franchises and its pharmaceutical business, including MIEBO™ (perfluorohexyloctane ophthalmic solution), which launched in the United States earlier this month as the first and only FDA-approved prescription eye drop for DED that directly targets tear evaporation.

“We expect to quickly take a leading position in the growing prescription dry eye category with the XIIDRA acquisition and MIEBO launch and, importantly, help the millions of patients not currently receiving adequate treatment for dry eye disease ,” said Brent Saunders, chairman and CEO, Bausch + Lomb.

DED affects approximately 739 million people worldwide, including approximately 38 million people in the United States.1 The prescription U.S. DED field is expected to grow at a double-digit compounded annual growth rate over the next five years.2

As part of the transaction, Bausch + Lomb also acquired libvatrep (also known as SAF312), an investigational compound being studied for the treatment of chronic ocular surface pain, and AcuStream™ technology, an investigational device that may have the potential to facilitate precise dosing and accurate delivery of certain topical ophthalmic medications to the eye.3,4 Libvatrep is currently in Phase 2b development with study results anticipated to be completed in the second half of 2023.

Transaction Details

Under the terms of the agreement, Bausch + Lomb, through an affiliate, acquired XIIDRA and the other ophthalmology assets from Novartis for up to $2.5 billion, including an upfront payment of $1.75 billion in cash with potential milestone obligations of up to $750 million based on sales thresholds and pipeline commercialization. Bausch + Lomb also brought on the sales force supporting XIIDRA. The company funded the acquisition with the previously announced offering of $1.4 billion aggregate principal amount of 8.375% senior secured notes due 2028 (“Notes”) and $500 million of new term B loans under an incremental term loan facility (“Term Loan Facility”). The issuance of the Notes and the closing of the Term Loan Facility occurred substantially concurrently with the closing of the acquisition.

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WHAT IS XIIDRA?

XIIDRA (lifitegrast ophthalmic solution) 5% is a prescription eye drop used to treat the signs and symptoms of dry eye disease.

IMPORTANT SAFETY INFORMATION

Do not use XIIDRA if you are allergic to any of its ingredients. Seek medical care immediately if you get any symptoms of an allergic reaction.

The most common side effects of XIIDRA include eye irritation, discomfort or blurred vision when the drops are applied to the eyes, and an unusual taste sensation.

To help avoid eye injury or contamination of the solution, do not touch the container tip to your eye or any surface. If you wear contact lenses, remove them before using XIIDRA and wait for at least 15 minutes before placing them back in your eyes.

It is not known if XIIDRA is safe and effective in children under 17 years of age.

Click here for full Prescribing Information for XIIDRA.

WHAT IS MIEBO?

MIEBO™ (perfluorohexyloctane ophthalmic solution) is used to treat the signs and symptoms of dry eye disease.

IMPORTANT SAFETY INFORMATION

•	Patients should remove contact lenses before using MIEBO and wait for at least 30 minutes before reinserting.

•	It is important for patients to use MIEBO exactly as prescribed.

•	It is not known if MIEBO is safe and effective in children under the age of 18.

•	The most common eye side effect seen in studies was blurred vision (1% to 3% of patients reported blurred vision and eye redness).

Patients are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch or call 1-800-FDA-1088.

Click here for full Prescribing Information for MIEBO.

About Bausch + Lomb

Bausch + Lomb is dedicated to protecting and enhancing the gift of sight for millions of people around the world – from the moment of birth through every phase of life. Its comprehensive portfolio of more than 400 products includes contact lenses, lens care products, eye care products, ophthalmic pharmaceuticals, over-the-counter products and ophthalmic surgical devices and instruments. Founded in 1853, Bausch + Lomb has a significant global research and development, manufacturing and commercial footprint with approximately 13,000 employees and a presence in nearly 100 countries. Bausch + Lomb is headquartered in Vaughan, Ontario with corporate offices in Bridgewater, New Jersey. For more information, visit www.bausch.com and connect with us on Twitter, LinkedIn, Facebook and Instagram.

Bausch + Lomb Forward-looking Statements

This news release may contain forward-looking statements, including, but not limited to, the anticipated impact of the transaction, including our anticipated stake in the dry eye field. Forward-looking statements may may generally be identified by the use of the words “anticipates,” “hopes,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “will,” “may,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in Bausch + Lomb’s filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators (including its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, and its Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2022), which factors are incorporated herein by reference. In addition, such risks and uncertainties include, but are not limited to, the following: the effect of the announcement or closing of the Transaction on the market price of Bausch + Lomb’s common stock and Bausch + Lomb’s ability to maintain relationships with customers, suppliers, other business partners or governmental entities; the impact of the Transaction on Bausch + Lomb’s business, financial position and results of operations, including with respect to expectations regarding margin expansion, accretion and deleveraging; the possibility that the expected benefits of the Transaction will not be realized or will not be realized within the expected time period; and risks relating to potential diversion of management attention away from Bausch + Lomb’s ongoing business operations. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch + Lomb undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

References

1.	Downs P. 2020 Dry Eye Products Market Report: A Global Analysis for 2019 to 2025. Market Scope; 2020.

2.

U.S. dry-eye size including aqueous supplements, secretagogues, corticosteroids, LFA-1 antagonists, calcineurin inhibitors across anti-inflammatory and non-anti-inflammatory drug classes. Source: DRG (12/2022); Expert interviews; Analyst reports.

3.

Quiroz-Mercado H, Ivri E, Gonzalez-Salinas R, et al. Clinical evaluation of a novel electromechanical topical ocular drug delivery system: two phase 1 proof of concept studies. Clin Ophthalmol. 2020;14:139-147.

4.	Data on file. AcuStream repetitive acute and real-time delivery study. Novartis, 2022.

© 2023 Bausch + Lomb.

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